UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.02	Termination of a Material Definitive Agreement.

On January 19, 2023, Innovative Industrial Properties, Inc. (the “Company”) notified each of BTIG, LLC, Roth Capital Partners, LLC, Compass Point Research & Trading, LLC, Ladenburg Thalmann & Co. Inc. and Piper Sandler & Co. of its election to terminate each of the At-the-Market Sales Agreements, dated November 6, 2020, by and among the Company, IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) and each of BTIG, LLC, Roth Capital Partners, LLC, Compass Point Research & Trading, LLC, Ladenburg Thalmann & Co. Inc. and Piper Sandler & Co. (together, the “Prior Sales Agreements”). Pursuant to such notice, each of the Prior Sales Agreements will terminate effective as of January 24, 2023. As a result of the termination of the Prior Sales Agreements, there will be no further sales of the Company’s common stock thereunder.

Item 8.01	Other Events.

On January 20, 2023, the Company and the Operating Partnership entered into separate equity distributions agreements with BTIG, LLC, Jefferies LLC, Roth Capital Partners, LLC and Piper Sandler & Co. (each a “sales agent,” and collectively, the “sales agents”). In accordance with the terms of the equity distribution agreements, the Company may offer and sell from time to time through the sales agents, up to $500,000,000 of shares of its common stock, par value $0.001 per share (the “Shares”).

Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange, on any other existing trading market for the Company’s common stock, in block trades or to or through a market maker or through an electronic communications network. The sales agents are not required, individually or collectively, to sell any specific number or dollar amount of Shares, but upon acceptance of a placement notice from the Company and subject to the terms and conditions of the applicable equity distribution agreement, each sales agent, if acting as agent, will use commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares on the terms set forth in such placement notice.

Each sales agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as sales agent under the applicable equity distribution agreement. The Company also may sell some or all of the Shares to a sales agent as principal for its own account at a price agreed upon at the time of sale.

Sales of the Shares, if any, will be made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333- 262320), which initially became effective upon filing with the Securities and Exchange Commission (“SEC”) on January 24, 2022, and a prospectus supplement dated January 20, 2023, as the same may be amended or supplemented.

The foregoing description of the equity distribution agreements is not complete and is qualified in its entirety by reference to the form of equity distribution agreement filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

1.1	Form of Equity Distribution Agreement, dated as of January 20, 2023, between Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and each sales agent.
5.1	Opinion of Foley & Lardner LLP (including consent of such firm).
8.1	Opinion of Foley & Lardner LLP regarding certain tax matters (including consent of such firm).
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.2	Consent of Foley & Lardner LLP (included in Exhibit 8.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2023	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer